Exhibit 99.1

FOR IMMEDIATE RELEASE:

Item 9 Labs Corp Becomes a Fully Reporting SEC Issuer

Advancing the Company's Planned uplisting to the OTCQX

PHOENIX, August 30, 2019 -- Item 9 Labs Corp. (OTC: INLB) (“Item 9 Labs” or the “Company”), a leader in comfortable cannabis health solutions for the modern consumer, announced it is a Fully Reporting Company with the U.S. Securities and Exchange Commission (“SEC”) now that its Form 10 Filing became effective.

The Company is now subject to the reporting requirements of the Exchange Act of 1934, as amended, including requirements to begin filing reports on Form 10-K, Form 10-Q, and Form 8-K and subjects itself to additional reporting obligations related to proxies, shareholder actions and stock ownership rules.

Additionally, in an effort to provide more flexibility and liquidity for its shareholders, the Company will begin utilizing the Fast Automated Securities Transfer Program (FAST).

“Becoming a fully reporting public company is a milestone that sets the stage for our commitment to our growth strategy and we are grateful for our shareholders’ continued support. After strong results in the last fiscal quarter and our Fully Reporting status, we plan to move forward with expediency with a uplisting on the OTCQX.” – Bobby Mikkelsen, CFO at Item 9 Labs

A copy of the filing is available on the SEC’s website at www.sec.gov under the name Item 9 Labs Corp.

About Item 9 Labs Corp.:

Item 9 Labs Corp. (OTC: INLB) creates comfortable cannabis health solutions for the modern consumer. The Company is bringing best of industry practices to markets from coast to coast through cultivation and production, distinctive retail environments, licensing services, and diverse product suites catering to different medical cannabis demographics. Item 9 Labs Corp. is headquartered in Phoenix, Arizona, with medical cannabis operations in multiple U.S. markets.

Item 9 Labs Corp.’s asset portfolio includes Dispensary Permits, Dispensary Templates, and Strive Life. These assets provide services specific to different stakeholder groups. Dispensary Permits is the Company’s consulting firm specializing in strategic license application and compliance. Dispensary Templates, a subdivision of the firm, is a technology platform with an extensive digital library of licensing and business planning resources. Strive Life is a turnkey dispensary model for the retail sector, elevating the patient experience with consistent and superior service, high-end design, and precision-tested products. It is currently being implemented in Arizona and North Dakota.

In addition, Item 9 Labs Corp. is advancing the industry with its dynamic product suites. The Company has created complementary brands Item 9 Labs and Strive Wellness to channel consumer diversity. Propriety delivery platforms include the Apollo Vape and Pod system, as well as a pioneering intra-nasal device. The Company has received multiple accolades for its medical-grade flower and concentrates.

Item 9 Labs Corp. will be managing cultivation, processing, distribution, and dispensary operations in up to ten U.S. markets by the end of 2019. Current facilities include distribution and processing operations Strive Wellness of Ohio and Strive Wellness of Nevada, as well as dispensary Strive Life North Dakota.

For more information, visit Item 9 Labs Corp. at www.Item9labscorp.com.

Forward-Looking Statement: This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks and uncertainties, including, but not limited to, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, proposed transactions that are not legally binding obligations of the company and the ability to manage and continue growth. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include the introduction of new technology, market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Media Contact:
Neko Catanzaro

Proven Media

Neko@provenmediaservices.com

(401) 484-4980

Investor Contact:
Jeffrey Rassás
Item 9 Labs Corp.
Jeffrey@item9labs.com
(602) 463-4246